Contact: Thomas Coughlin,
President & CEO
Thomas Keating, CFO
(201) 823-0700

BCB Bancorp, Inc. Declares Cash Dividend of $0.14 Per Share

BAYONNE, N.J., January 21, 2020 -- BCB Bancorp, Inc. (the “Company”), Bayonne, NJ (NASDAQ: BCBP), the holding company for BCB Bank (the “Bank”), today announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share. The dividend will be payable February 21, 2020, to common shareholders of record on February 7, 2020.
“We are committed to providing returns to our shareholders through earnings growth, building equity, and paying reliable dividends,” said Thomas Coughlin, President and Chief Executive Officer.  At the stock price of $13.85 per share at the close of the market on January 17, 2020, the current dividend equates to a yield of 4.06% on an annualized basis.
About BCB Bancorp, Inc.
Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has 30 branch offices in Bayonne, Carteret, Colonia, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lodi, Lyndhurst, Maplewood, Monroe Township, Parsippany, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, three branches in Hicksville and Staten Island, New York, and a loan production office in Hoboken. The Bank provides business and individuals a wide range of loans, deposit products, and retail and commercial banking services.  For more information, please go to www.bcb.bank.
In September 2019, the Company announced its inclusion into the prestigious Sandler O'Neill Sm-All Stars Class of 2019, an elite group of 30 publicly traded small-cap banks and thrifts, based on growth, profitability, credit quality and capital strength.
Forward-Looking Statements
This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Indus-American Bank business or fully realizing cost savings and other benefits of the Merger; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BCB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.